UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

Affinia Group Intermediate Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Wix Way

Gastonia, North Carolina 28054

(Address of principal executive offices, including zip code)

(704) 869-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

All of the information contained in this Current Report on Form 8-K relates to the previously announced entry into an Agreement and Plan of Merger, as amended (the “Merger Agreement”) by Affinia Group Holdings Inc. (“Holdings”), a Delaware corporation and parent company of Affinia Group Intermediate Holdings Inc. (the “Company”), with MANN+HUMMEL Holding GmbH, a German limited liability company (“MANN+HUMMEL”), M+H SUB 2015 INC., a Delaware corporation and an indirect wholly-owned subsidiary of MANN+HUMMEL (“Merger Sub”), and James S. McElya and Joseph A. Onorato, collectively, acting solely as representative (the “Sellers’ Representative”) to the stockholders of Holdings and the holders of restricted stock units and phantom shares referred to in the Merger Agreement (the “Sellers”).

On May 4, 2016, Merger Sub merged with and into Holdings (the “Merger”), with Holdings surviving the Merger as an indirect wholly-owned subsidiary of MANN+HUMMEL.

The closing of the Merger is described under Item 2.01 below.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 4, 2016, the Merger between Holdings and Merger Sub was completed, and Holdings survived the Merger and became an indirect wholly-owned subsidiary of MANN+HUMMEL. Upon the completion of the Merger (the “Closing”), the Sellers received, as the aggregate merger consideration payable to the Sellers under the Merger Agreement, $513,100,000, (i) minus $13,353,740.59 reflecting transaction expenses, (ii) minus $10 million to be held in escrow to cover limited indemnities, (iii) minus $2,000,000 to be held for reserve for the payment of expenses incurred by the Sellers’ Representative, (iv) plus $91,472,892.71 reflecting adjusted net proceeds from the sale of the Company’s Brazilian operations previously announced and the sale of the Company’s Argentinian and Uruguayan operations (collectively, the “ASA Transactions”), (v) plus $23,759,608.60 representing a daily interest factor applied to the purchase price, for a total of $602,978,760.72.

At the Closing, each outstanding share of Holdings was converted into the right to receive a proportionate share of the aggregate consideration, plus a contingent right to receive a portion of the escrow amount and the amount reserved for expenses of the Sellers’ Representative, in each case at the time and upon satisfaction of the conditions specified in the Merger Agreement.

The foregoing description of the Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 17, 2015, and the First Amendment to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2016.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants, or any description thereof, as characterizations of the actual state of facts or condition of any of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date hereof, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

On May 4, 2016, Affinia Group Inc., a wholly-owned subsidiary of the Company (“Affinia”), issued a press release announcing the consummation of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders

The disclosures set forth in the Introductory Note and under Item 2.01 above are incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of the Registrant

The disclosures set forth in the Introductory Note and under Item 2.01 above are incorporated by reference into this Item 5.01.

The aggregate consideration (including payment of indebtedness and other payments in connection with the Merger) was approximately $1.37 billion. MANN+HUMMEL financed the Merger with available cash and borrowings under a Schuldschein loan agreement by and among ING Bank, Landesbank Baden-Württemberg, BNP Paribas S.A., Deutsche Bank Aktiengesellschaft as lenders and MANN+HUMMEL, as borrower.

Item 5.02.	Election of Directors.

In connection with Merger described under Item 5.01 above, James S. McElya, James A. Stern, Joseph A. Onorato, John M. Riess, Donald J. Morrison, and William M. Lasky resigned as directors of the Company, effective upon completion of the Merger. Effective immediately upon completion of the Merger, Alfred Weber, Manfred Wolf (Chairman), and Emese Weissenbacher were each elected to the Board of Directors of the Company. Shortly thereafter, Filiz Albrecht was also elected to the Board of Directors of the Company.

Item 8.01	Other Events.

Certificates of Amendment of Certificate of Incorporation.

On May 4, 2016, immediately following the closing of the Merger, Holdings, the Company, and Affinia each filed a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware for the sole purpose of changing the names of such companies to MANN+HUMMEL Filtration Technology Holdings Inc., MANN+HUMMEL Filtration Technology Intermediate Holdings Inc., and MANN+HUMMEL Filtration Technology Group Inc., respectively.

Senior Notes.

In April 2013, Affinia issued $250 million of Senior Notes (the “Senior Notes”) as part of the refinancing of its debt securities. The Senior Notes accrue interest at the rate of 7.75% per annum and mature on May 1, 2021. The Senior Notes are subject to an indenture, dated as of April 25, 2013 (the “Indenture”) stating that the Senior Notes are effectively junior in right of payment to all of Affinia’s and its subsidiaries’ secured indebtedness, including its term loans and the ABL Revolver. All the amounts necessary to pay off, satisfy and discharge in full all of the principal, interest, fees and other amounts owing by Affinia related to its term loan facility and ABL Revolver were repaid in connection with the closing of the Merger.

On May 4, 2016, Affinia issued a notice pursuant to the Indenture to Wilmington Trust, National Association, as trustee (the “Trustee”), that it has elected to redeem 100% of the Senior Notes outstanding on May 24, 2016 (the “Redemption Date”) at the redemption price (the “Redemption Price”) which is equal to 105.813% of the outstanding principal amount of the Senior Notes, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date. All amounts necessary for the redemption of the Senior Notes were deposited in trust with the Trustee and all other documents necessary for the satisfaction and discharge of the Indenture and the related guarantees were delivered to and acknowledged by the Trustee on May 4, 2016. As a result, Affinia’s obligations under the Indenture have terminated.

On the Redemption Date, the Trustee will pay the Redemption Price on the Senior Notes. After the Redemption Date, the interest on the Senior Notes will cease to accrue, and the only remaining right of the holders of the Senior Notes after such date will be to receive payment of the Redemption Price upon surrender of the Senior Notes to the Trustee, who will also act as Paying Agent.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The Company herewith files the following document as an exhibit to this report:

Exhibit No.	Description

99.1	Press Release of Affinia issued May 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affinia Group Intermediate Holdings Inc.

By:	/s/ David E. Sturgess
Name:	David E. Sturgess
Title:	Secretary

Date: May 4, 2016

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Affinia issued May 4, 2016